SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 15, 1999

                              The CIT Group, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                             1-1861                       13-2994534
(State or other             (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                           1211 Avenue of the Americas
                            New York, New York 10036

        Registrant's telephone number, including area code (212) 536-1390

          (Former name or former address, if changed since last report)

As provided in Item 7(b)2 of Form 8-K, The CIT Group, Inc. and Subsidiaries, ("CIT" or the "Company") is filing this Current Report on Form 8-K/A to amend
Item 7(b)(1) of its Form 8-K dated November 15, 1999, which announced the closing of the acquisition of Newcourt Credit Group Inc. ("Newcourt"), by adding the required September 30, 1999 pro forma financial information that follows:

Item 7.  Financial Statements, Pro Forma Financial
         (b)(1) Information and Exhibits

                               THE CIT GROUP, INC.
                         AND NEWCOURT CREDIT GROUP INC.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet and statements of income of CIT are based on the historical consolidated financial statements of CIT and Newcourt as of September 30, 1999 and for the nine months then ended and for the year ended December 31, 1998. The unaudited pro forma condensed consolidated balance sheet has been prepared assuming that the Newcourt Acquisition, as defined herein, which closed on November 15, 1999, had occurred on September 30, 1999. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 1999 and for the year ended December 31, 1998 have been prepared assuming that the Newcourt Acquisition had occurred at the beginning of each respective period.

On November 15, 1999 CIT announced that it had acquired Newcourt. The terms of the acquisition were those agreed to on August 5, 1999. At that time, CIT announced that it had reached a new agreement with Newcourt under which it would acquire Newcourt in an exchange of .70 share of CIT Common Stock for each outstanding share of Newcourt common stock ("Newcourt Acquisition").

The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments to Newcourt's assets and liabilities to reflect their respective estimated fair values under the purchase method of accounting utilizing valuations and market rates of interest at November 15, 1999. The excess of the purchase price over the estimated fair value of the net assets acquired has been allocated to goodwill.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the following: (i) the accompanying notes thereto, (ii) CIT's unaudited condensed consolidated financial statements, included in CIT's Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 1999, and the 1998 audited consolidated financial statements, included in CIT's Annual Report on Form 10-K as of and for the year ended December 31, 1998, and
(iii) the unaudited consolidated financial statements, included in Newcourt's Form 6-K, as of and for the nine months ended September 30, 1999, and the audited consolidated financial statements, included in Newcourt's Form 6-K, as of and for the year ended December 31, 1998.

The unaudited pro forma condensed consolidated financial statements have been prepared based upon currently available information and assumptions deemed appropriate by management of CIT. These unaudited pro forma results include the historical operating results of Newcourt and assume that the acquisition occurred at the beginning of each applicable period. Certain adjustments, including additional common shares outstanding and interest and amortization expenses associated with this purchase are reflected in the pro forma results. This information has been prepared for comparative purposes only, and is based on the historical operating results of Newcourt prior to acquisition by the Company and does not include cost savings, reduced securitization activity and other initiatives introduced by the Company that management believes will be reflected in the post-acquisition operating results. As a result, management does not believe that these pro forma results are indicative of the actual results that would have occurred had the acquisition closed at the beginning of each period, nor indicative of future results.

Certain information contained in the unaudited pro forma condensed consolidated financial statements and the accompanying notes constitute forward-looking statements concerning the combined companies' operations, economic performance and financial condition. Because such statements reflect risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include but are not limited to risks of economic slowdown or downturn, risks inherent in changes in prevailing market interest rates, unanticipated difficulties in combining the management, operations or cultures of CIT and Newcourt, cost savings that are not realized or are not realizable within the time anticipated, risks associated with the value and recoverability of leased equipment, adequacy of credit reserves for credit losses, funding opportunities and borrowing costs, changes in funding markets (including the asset based securitization market), changes in regulations governing the combined companies' business and operations, competitive factors, and uncertainties associated with risk management, including credit risk management, asset/liability management, interest rate risk management and cross currency risk management. In addition, certain of such information is based upon management's estimates of fair values and of future costs, using currently available information.

THE CIT GROUP, INC. AND SUBSIDIARIES
AND NEWCOURT CREDIT GROUP INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 1999


                                                                                                                  CIT
                                                                                Pro Forma                      Pro Forma
(Dollars in Millions)                                 CIT        Newcourt(a)   Adjustments        Note        Consolidated
--------------------------------------------------------------------------------------------------------------------------
Assets
Financing and leasing assets
Loans
   Commercial                                     $  13,151.5   $   5,568.6     $   (177.3)       3a           $  18,542.8
   Consumer                                           4,068.8            --             --                         4,068.8
Lease receivables                                     4,112.6       4,930.3          (83.1)       3a               8,959.8
                                                  -----------   -----------     ----------                     -----------
   Finance receivables                               21,332.9      10,498.9         (260.4)                       31,571.4
Reserve for credit losses                              (283.8)       (203.0)            --                          (486.8)
                                                  -----------   -----------     ----------                     -----------
   Net finance receivables                           21,049.1      10,295.9         (260.4)                       31,084.6
Operating lease equipment, net                        3,677.2       2,165.3          (17.0)       3a               5,825.5
Consumer finance receivables held for sale              737.8            --             --                           737.8
Commercial finance receivables held for sale               --         747.6             --                           747.6
Goodwill                                                344.2       1,266.2          105.6        3c               1,716.0
Cash and cash equivalents                               143.0          87.2             --                           230.2
Other assets                                            788.1       1,599.9         (224.1)       3a               2,163.9
                                                  -----------   -----------     ----------                     -----------
   Total assets                                   $  26,739.4   $  16,162.1     $   (395.9)                    $  42,505.6
                                                  ===========   ===========     ==========                     ===========
Liabilities and Stockholders' Equity
Debt
Commercial paper                                  $   5,472.6   $   2,092.0        $    --                     $   7,564.6
Variable rate senior notes                            5,758.1       1,096.7             --                         6,854.8
Fixed rate senior notes                               8,611.8       9,731.5          169.3        3a              18,512.6
Subordinated fixed rate notes                           200.0            --             --                           200.0
                                                  -----------   -----------     ----------                     -----------
   Total debt                                        20,042.5      12,920.2          169.3                        33,132.0
Credit balances of factoring clients                  1,971.9            --             --                         1,971.9
Accrued liabilities and payables                        738.4         491.3          251.0        3a               1,480.7
Deferred federal income taxes                           822.0        (286.8)        (342.5)       3a                 192.7
                                                  -----------   -----------     ----------                     -----------
   Total liabilities                                 23,574.8      13,124.7           77.8                        36,777.3

Company-obligated mandatorily redeemable
   preferred securities of subsidiary trust holding
   solely debentures of the Company                     250.0            --             --                           250.0

Stockholders' equity:
Common stock                                              1.7            --            1.0        2a                   2.7
Paid-in capital                                         958.2            --        2,562.7        2a               3,520.9
Share capital                                              --       2,756.4       (2,756.4)       3b                    --
Retained earnings                                     2,009.3         281.0         (281.0)       3b               2,009.3
Treasury stock at cost                                  (54.6)           --             --                           (54.6)
                                                  -----------   -----------     ----------                     -----------
   Total stockholders' equity                         2,914.6       3,037.4         (473.7)                        5,478.3
                                                  -----------   -----------     ----------                     -----------
   Total liabilities and stockholders' equity     $  26,739.4   $  16,162.1     $   (395.9)                    $  42,505.6
                                                  ===========   ===========     ==========                     ===========

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

(a) Presented in accordance with U.S. GAAP - See Note 1 - Basis of Presentation and Note 6 - Newcourt Credit Group Inc. - Pro Forma Reclassifications and Conversions.

THE CIT GROUP, INC. AND SUBSIDIARIES
AND NEWCOURT CREDIT GROUP INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Nine Months Ended September 30, 1999


                                                                                                                 CIT
                                                                                Pro Forma                      Pro Forma
(Dollars in Millions, except per share amounts)       CIT        Newcourt(a)   Adjustments        Note       Consolidated
--------------------------------------------------------------------------------------------------------------------------
Finance income                                    $   1,679.8    $  1,610.5     $     30.8        3e           $   3,321.1
Interest expense                                        858.2         630.9          (31.2)       3e               1,457.9
                                                  -----------   -----------     ----------                     -----------
   Net finance income                                   821.6         979.6           62.0                         1,863.2
Fees and other income                                   221.4         376.0             --                           597.4
Gain on sale of automobile fleet leasing
   businesses                                              --          34.3             --                            34.3
Gain on extinguishment of derivative
   financial instruments                                   --          56.6             --                            56.6
                                                  -----------   -----------     ----------                     -----------
   Operating revenue                                  1,043.0       1,446.5           62.0                         2,551.5
                                                  -----------   -----------     ----------                     -----------
Salaries and general operating expenses                 324.0         575.1             --                           899.1
Provision for credit losses                              77.9          93.9             --                           171.8
Depreciation on operating lease equipment               176.9         600.6             --                           777.5
Goodwill amortization                                    13.1          35.7            5.5        3d                  54.3
Minority interest in subsidiary trust holding
   solely debentures of the Company                      14.4            --             --                            14.4
                                                  -----------   -----------     ----------                     -----------
   Operating expenses                                   606.3       1,305.3            5.5                         1,917.1
                                                  -----------   -----------     ----------                     -----------
   Income before provision for income taxes             436.7         141.2           56.5                           634.4
Provision for income taxes                              151.6          53.2           24.2        3f                 229.0
                                                  -----------   -----------     ----------                     -----------
   Net income                                     $     285.1   $      88.0     $     32.3                     $     405.4
                                                  ===========   ===========     ==========                     ===========

   Basic earnings per share                       $      1.77   $      0.59                       4            $      1.53
   Weighted average common shares outstanding     160,850,093   148,508,329                                    264,805,923

   Diluted earnings per share                     $      1.76   $      0.59                       4            $      1.52
   Weighted average common shares outstanding     161,997,841   148,885,039                                    266,217,368


See accompanying notes to unaudited pro forma condensed consolidated financial statements.

(a) Presented in accordance with U.S. GAAP - See Note 1 - Basis of Presentation and Note 6 - Newcourt Credit Group Inc. - Pro Forma Reclassifications and Conversions.

THE CIT GROUP, INC. AND SUBSIDIARIES
AND NEWCOURT CREDIT GROUP INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 1998


                                                                                                                 CIT
                                                                                Pro Forma                      Pro Forma
(Dollars in Millions, except per share amounts)       CIT        Newcourt(a)   Adjustments        Note       Consolidated
--------------------------------------------------------------------------------------------------------------------------

Finance income                                    $   2,015.1   $   1,888.4     $     41.1        3e            $  3,944.6
Interest expense                                      1,040.8         657.9          (41.6)       3e               1,657.1
                                                  -----------   -----------     ----------                     -----------
   Net finance income                                   974.3       1,230.5           82.7                         2,287.5
Fees and other income                                   255.4         548.7             --                           804.1
                                                  -----------   -----------     ----------                     -----------
   Operating revenue                                  1,229.7       1,779.2           82.7                         3,091.6
                                                  -----------   -----------     ----------                     -----------
Salaries and general operating expenses                 407.7         698.3             --                         1,106.0
Provision for credit losses                              99.4         100.5             --                           199.9
Depreciation on operating lease equipment               169.5         686.7             --                           856.2
Goodwill amortization                                    10.1          44.4           10.5        3d                  65.0
Minority interest in subsidiary trust holding
   solely debentures of the Company                      19.2            --             --                            19.2
                                                  -----------   -----------     ----------                     -----------
   Operating expenses                                   705.9       1,529.9           10.5                         2,246.3
                                                  -----------   -----------     ----------                     -----------
   Income before provision for income taxes             523.8         249.3           72.2                           845.3
Provision for income taxes                              185.0          91.5           32.3        3f                 308.8
                                                  -----------   -----------     ----------                     -----------
   Net income                                     $     338.8   $     157.8     $     39.9                     $     536.5
                                                  ===========   ===========     ==========                     ===========

Basic earnings per share                          $      2.09   $      1.11                       4            $      2.05
Weighted average common shares outstanding        161,987,897   142,741,776                                    261,907,140

Diluted earnings per share                        $      2.08   $      1.09                       4            $      2.03
Weighted average common shares outstanding        163,188,739   144,859,067                                    264,590,086


See accompanying notes to unaudited pro forma condensed consolidated financial statements.


(a) Presented in U.S. dollars and in accordance with U.S. GAAP - See Note 1 - Basis of Presentation and Note 6 - Newcourt Credit Group Inc. - Pro Forma Reclassifications and Conversions.

                               THE CIT GROUP, INC.
                         AND NEWCOURT CREDIT GROUP INC.

    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
           As of and for the Nine Months Ended September 30, 1999 and
                      For the Year Ended December 31, 1998

1.   Basis of Presentation

     The unaudited pro forma condensed consolidated balance sheet as of September 30, 1999 was prepared as if the Newcourt Acquisition had been consummated on that date with estimated fair values computed based upon market values and rates of interest as of November 15, 1999. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 1999 and for the year ended December 31, 1998 were prepared as if the Newcourt Acquisition had been consummated at the beginning of each respective period with estimated fair values computed based upon market values and rates of interest as of November 15, 1999. The unaudited pro forma condensed consolidated financial statements have been prepared using the following information:

     (a) Unaudited condensed consolidated financial statements of The CIT Group, Inc. ("CIT" or the "Company") as of and for the nine months ended September 30, 1999, which are included in CIT's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission
          ("SEC"), and audited consolidated financial statements of CIT as of and for the year ended December 31, 1998, which are included in CIT's Annual Report on Form 10-K filed with the SEC;

     (b) Unaudited consolidated financial statements of Newcourt Credit Group Inc. ("Newcourt") as of and for the nine months ended September 30, 1999, as filed on Form 6-K with the SEC, and audited consolidated financial statements of Newcourt as of and for the year ended December 31, 1998, as filed on Form 6-K with the SEC, both prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). The financial statements of Newcourt prior to January 1, 1999 were reported in Canadian dollars. Effective January 1, 1999, Newcourt changed its reporting currency to U.S. dollars. For purposes of these unaudited pro forma condensed consolidated financial statements, Newcourt's balance sheet and income statement information has been: (1) adjusted to conform to U.S. generally accepted accounting principles ("U.S. GAAP"), (2) reclassified as to certain financial statement line items to conform to CIT's presentation under U.S. GAAP - See Note 6 - Newcourt Credit Group Inc. - Pro Forma Reclassifications and Conversions and (3) with respect to the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 1998, converted to a presentation in U.S. dollars using an exchange rate of .6733 Canadian dollar to each U.S. dollar.


2.   Pro Forma Assumptions

     (a) The value of CIT common stock, par value $0.01 per share, issued to acquire Newcourt common stock is $2,563.7 million, based upon 148,536,081 outstanding shares of Newcourt common stock at November 15, 1999 per the Amended and Restated Agreement and Plan of Reorganization at a price per Newcourt share of $17.26. The price per share was determined by multiplying by .70 ("the exchange ratio") the average closing price of CIT Common Stock for the two day period both before and after the date of the announcement of the Newcourt Acquisition, August 5, 1999.

     (b) The acquisition of Newcourt has been accounted for using the purchase method. The difference between the total purchase price and the estimated fair value of net assets acquired has been allocated to goodwill.

     (c) Estimated fair values for commercial loans, lease receivables, operating lease equipment, finance receivables held for sale, other assets, fixed rate senior notes and debt related hedges were estimated through the application of cash flow discounting methodologies considering such factors as current market interest rates, current market equipment values and credit risks, as applicable. The resulting net premium/discount on commercial loans, fixed rate senior notes and debt related hedges for the purposes of these unaudited condensed consolidated pro forma statements, is assumed to be amortized/accreted into interest income/expense to produce a constant yield to maturity.

3. Pro Forma Adjustments - The allocation of the purchase price and the portion of the purchase price allocated to fair value adjustments and goodwill is detailed below.

     (a) Estimated pro forma purchase accounting adjustments for the Newcourt Acquisition were as follows (dollars in millions):

    Newcourt net tangible assets - historical at
    September 30, 1999.................................       $  1,771.2

    Purchase Accounting Adjustments:

       Commercial loans................................           (177.3) (i)
       Lease receivables...............................            (83.1) (ii)
       Assets - other (including $17.0 million
          relating to operating leases) ...............           (204.6) (iii)
       Fixed rate senior notes.........................           (169.3) (iv)
       Accrued liabilities and payables................            (51.8) (vi)
                                                              ----------
                                                                  (686.1)
                                                              ----------
       Restructuring Charge:
          Restructuring charge - other assets..........            (36.5) (v)
          Restructuring charge - accrued liabilities
             and payables .............................           (199.2) (v)
                                                              ----------
            Total Restructuring Charge.................           (235.7)
                                                              ----------
       Subtotal Purchase Accounting Adjustments........           (921.8)

    Tax effects of adjustments.........................            342.5
                                                              ----------
    Total net adjustments to net assets acquired.......           (579.3)
                                                              ----------
    Net tangible assets acquired.......................       $  1,191.9
                                                              ==========

     Income tax was calculated at a 39% tax rate except for certain items which are not tax deductible.

     i. Adjustment includes a mark-to-market to decrease the value of the portfolio based upon market interest rates. Adjustment also reflects the estimated decrease in carrying value required in connection with the acquisition to conform Newcourt credit policies and practices, including charge-offs and loss reserves, to CIT standards and practices, as well as post acquisition strategies for problem loan resolution.

     ii. Adjustment to reflect the future realizability of estimated lease residuals as well as interest related adjustments.

     iii. Adjustments to estimated fair value of other assets (excluding $17.0 million relating to operating leases) are as follows:

          Debt issuance & other deferred costs ...................    $ 61.5
          Retained interests in securitizations ..................      33.7
          Assets held for disposition, including repossessions ...      30.4
          Venture capital investments ............................      19.0
          Other ..................................................      43.0
                                                                      ------
            Subtotal adjustments to other assets .................     187.6
          Restructuring related charge-other assets ..............      36.5
                                                                      ------
          Total adjustments to other assets ......................    $224.1
                                                                      ======

     iv. Mark-to-market to increase fixed rate debt and debt related hedges, based upon current market interest rates.

     v. Restructuring charges include transaction costs (such as advising, legal and accounting costs), severance, real estate expenses related to closing of duplicate facilities, operational redundancies and other expenses. A summary of the restructuring charges are in the table below. Certain components of this charge are not deductible for tax purposes. This restructuring charge is based on information currently available to management and is subject to change.

            Other Assets:
              Leasehold abandonment .......................      $ 21.8
              Other .......................................        14.7
                                                                 ------
                                                                   36.5
                                                                 ------

            Accrued Liabilities and Payables:
              Severance and other termination payments ....       102.1
              Combined CIT & Newcourt transaction costs
              for legal, investment banking & accounting ..        62.9
              Leasehold termination costs .................        24.5
              Other .......................................         9.7
                                                                 ------
                                                                  199.2
                                                                 ------
            Total Restructuring Charge ....................      $235.7
                                                                 ======

     vi. In addition to restructuring related charges of $199.2 million, estimated fair value adjustments related to equity interest in partnerships of $37.5 million and various other items totaling $14.3 million are included in other liabilities.

(b) Purchase accounting adjustments were made to eliminate Newcourt's stockholders' equity accounts and to reflect the issuance of shares of CIT common stock to purchase Newcourt common stock at the exchange ratio of .70.

(c) Goodwill for the Newcourt Acquisition was calculated as follows (dollars in millions):

       Purchase price...............................................   $2,563.7
       Net tangible assets acquired, as above.......................    1,191.9
                                                                      ---------
           Goodwill.................................................    1,371.8
       Newcourt goodwill at September 30, 1999......................    1,266.2
                                                                      ---------
       Incremental goodwill created by the Newcourt Acquisition.....  $   105.6
                                                                      =========

(d) The goodwill related to the Newcourt Acquisition is amortized on a straight-line basis over a period of twenty-five years.

(e) Pro forma adjustments to finance income and interest expense were estimated for the Newcourt Acquisition as follows (dollars in millions):

                                                                    Nine Months Ended       Year Ended
                                                                    September 30, 1999   December 31, 1998
                                                                    ------------------   -----------------
         Accretion of discount on commercial loans.............          $  30.8              $  41.1
         Amortization of premium on fixed rate senior notes
          and debt related hedges..............................             31.2                 41.6
                                                                         -------              -------
         Total net adjustment to net finance income............          $  62.0              $  82.7
                                                                         =======              =======

(f) Income tax expense was calculated at a 39% tax rate, representing the expected tax rate of the temporary differences, which are expected to be realized. Goodwill amortization is non-deductible for tax purposes.

4.   Earnings Per Share

     Basic earnings per common share was calculated by dividing the net income by the weighted average number of common shares outstanding for the nine months ended September 30, 1999 and for the year ended December 31, 1998, for both CIT and Newcourt. For the unaudited pro forma condensed consolidated financial statements, Newcourt shares were adjusted to the equivalent shares of CIT stock based upon the exchange ratio.

     Diluted earnings per common share was calculated using the same method as basic earnings per share, and includes potential dilution of common stock equivalents.

     The calculation of basic and diluted earnings per common share for Newcourt for the year ended December 31, 1998 excludes a non-recurring premium of $29.9 million on the redemption of preferred securities. Including the premium in the calculation of basic and diluted earnings per common share, Newcourt's basic earnings per common share and diluted earnings per common share were $0.90 and $0.88, respectively. For purposes of these unaudited pro forma condensed consolidated financial statements, pro forma consolidated basic earnings per common share and diluted earnings per common share would have been $1.87 and $1.85, respectively.

5. Estimated Effect of Pro Forma Amortization and Accretion of Purchase Accounting Adjustments

     The following table summarizes the prospective estimated impact of the amortization and accretion of the purchase accounting adjustments made in connection with the Newcourt Acquisition on CIT's results of operations for the years indicated (dollars in millions):

                                          Loan & Lease                        Effect on
 For the year ended       Goodwill         Receivable           Debt        Pretax Income
    December 31,        Amortization       Accretion        Amortization        (Loss)
-----------------------------------------------------------------------------------------
        2000            $     (54.9)       $   41.1           $   41.6       $      27.8
        2001                  (54.9)           30.8               10.7             (13.4)
        2002                  (54.9)           21.0               10.4             (23.5)
        2003                  (54.9)           12.4               10.8             (31.7)
        2004                  (54.9)            7.1                6.9             (40.9)
2005 and thereafter        (1,097.3)           30.2               88.9            (978.2)
                        -----------        --------           --------       -----------
       Totals           $  (1,371.8)       $  142.6           $  169.3       $  (1,059.9)
                        ===========        ========           ========       ===========

6.   Newcourt Credit Group Inc. - Pro Forma Reclassifications and Conversions

     The following consolidated balance sheet and income statement schedules and related footnotes set forth the conversion of Newcourt's historical financial statements to U.S. dollars as applicable, and U.S. GAAP and the pro forma reclassifications necessary to conform the financial statements to a reporting basis consistent with CIT.

As of September 30, 1999

                                                                                                           Newcourt
                                                                                                        Presented on
Balance Sheet Category                            Newcourt            Pro Forma                        CIT's Reporting
                                               Presentation(l)    Reclassifications        Note             Basis
----------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)
Assets:
Financing and leasing assets
Loans
     Commercial                                 $        --         $   5,568.6             (a)          $   5,568.6
Lease receivables                                        --             4,872.5             (a)              4,930.3
                                                                           57.8             (b)
                                                -----------         -----------                          -----------
     Finance receivables                                 --            10,498.9                             10,498.9
Reserve for credit losses                                --              (203.0)            (a)               (203.0)
                                                -----------         -----------                          -----------
     Net finance receivables                             --            10,295.9                             10,295.9
Operating lease equipment, net                      2,223.1               (57.8)            (b)              2,165.3
Commercial finance receivables held for sale          747.6                  --                                747.6
Goodwill                                            1,266.2                  --                              1,266.2
Cash and cash equivalents                              87.2                  --                                 87.2
Other assets                                             --               811.9          Sum of (c)          1,599.9
                                                                          788.0             (a)
Finance assets held for investment                 11,026.1           (11,026.1)         Sum of (a)               --
Investment in affiliated companies                    323.1              (323.1)            (c)                   --
Accounts receivable, prepaids and other               363.9              (363.9)            (c)                   --
Property and equipment, net                           124.9              (124.9)            (c)                   --
Future income tax asset                               286.8              (286.8)            (d)                   --
                                                -----------         -----------                          -----------
     Total assets                               $  16,448.9         $    (286.8)                         $  16,162.1
                                                ===========         ===========                          ===========
Liabilities and Stockholders' Equity:
Commercial paper                                $        --         $   2,092.0             (e)          $   2,092.0
Variable rate senior notes                               --             1,096.7             (e)              1,096.7
Fixed rate senior notes                                  --             9,731.5             (e)              9,731.5
                                                -----------         -----------                          -----------
   Total debt                                            --            12,920.2                             12,920.2
Accrued liabilities and payables                      491.3                  --                                491.3
Deferred federal income taxes                            --              (286.8)            (d)               (286.8)
Debt                                               12,920.2           (12,920.2)         Sum of (e)               --
                                                -----------         -----------                          -----------
   Total liabilities                               13,411.5              (286.8)                            13,124.7
                                                -----------         -----------                          -----------
Share capital                                       2,756.4                  --                              2,756.4
Retained earnings                                     281.0                  --                                281.0
                                                -----------         -----------                          -----------
     Total stockholders' equity                     3,037.4                  --                              3,037.4
                                                -----------         -----------                          -----------
     Total liabilities and stockholders'
        equity                                  $  16,448.9         $    (286.8)                         $  16,162.1
                                                ===========         ===========                          ===========

For the nine months ended
September 30, 1999

                                                                                                         Newcourt
                                                                                                       Presented on
                                                  Newcourt           Pro Forma                       CIT's Reporting
Income Statement Category                     Presentation(l)    Reclassifications       Note              Basis
--------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)

Finance income                                 $        --         $   1,610.5           (f)           $  1,610.5
Interest expense                                        --               630.9           (f)                630.9
Net finance and rental income                        341.8              (341.8)       Sum of (f)               --
                                               -----------         -----------                        -----------
     Net finance income                              341.8               637.8                              979.6
Securitization gains                                 128.4              (128.4)          (i)                   --
Syndication fees                                      91.1               (91.1)          (i)                   --
Fees and other income                                190.7               219.5        Sum of (i)            376.0
                                                                         (90.9)       Sum of (k)
                                                                          56.7           (f)

Gain on sale of automobile fleet leasing
      businesses                                        --                34.3           (k)                 34.3
Gain on extinguishment of derivative
      financial instruments                             --                56.6           (k)                 56.6
                                               -----------         -----------                        -----------
     Operating revenues                              752.0               694.5                            1,446.5
                                               -----------         -----------                        -----------
Salaries and general operating expenses                 --                20.8           (h)                575.1
                                                                         554.3        Sum of (g)
Provision for credit losses                             --                93.9           (f)                 93.9
Depreciation on operating lease equipment               --               600.6           (f)                600.6
Goodwill amortization                                   --                35.7           (h)                 35.7
Operating and administrative                         283.1              (283.1)          (g)                   --
Salaries and wages                                   271.2              (271.2)          (g)                   --
Goodwill amortization, depreciation and other
expenses                                              56.5               (56.5)       Sum of (h)               --
                                               -----------         -----------                        -----------
     Operating expenses                              610.8               694.5                            1,305.3
                                               -----------         -----------                        -----------
     Income before provision for income taxes        141.2                  --                              141.2
Provision for income taxes                            53.2                  --                               53.2
                                               -----------         -----------                        -----------
    Net income                                 $      88.0         $        --                        $      88.0
                                               ===========         ===========                        ===========


For the year ended
December 31, 1998


                                                                                                              Newcourt
                                                                                                            Presented on
                                                    Newcourt            Pro Forma                         CIT's Reporting
Income Statement Category                        Presentation(l)    Reclassifications        Note              Basis
-------------------------------------------------------------------------------------------------------------------------
(Dollars in Millions)

Finance income                                    $        --          $  1,888.4             (f)           $  1,888.4
Interest expense                                           --               657.9             (f)                657.9
Net finance and rental income                           549.2              (549.2)         Sum of (f)               --
                                                  -----------         -----------                          -----------
     Net finance income                                 549.2               681.3                              1,230.5
Gain on sale of finance assets                          287.5              (287.5)            (j)                   --
Fees and other income                                   155.3               287.5             (j)                548.7
                                                                            105.9             (f)
                                                  -----------         -----------                          -----------
     Operating revenues                                 992.0               787.2                              1,779.2
                                                  -----------         -----------                          -----------
Salaries and general operating expenses                    --                34.5             (h)                698.3
                                                                            663.8          Sum of (g)
Provision for credit losses                                --               100.5             (f)                100.5
Depreciation on operating lease equipment                  --               686.7             (f)                686.7
Goodwill amortization                                      --                44.4             (h)                 44.4
Operating and administrative                            365.2              (365.2)            (g)                   --
Salaries and wages                                      298.6              (298.6)            (g)                   --
Goodwill amortization, depreciation and other
expenses                                                 78.9               (78.9)         Sum of (h)               --
                                                  -----------         -----------                          -----------
     Operating expenses                                 742.7               787.2                              1,529.9
                                                  -----------         -----------                          -----------
     Income before provision for income taxes           249.3                  --                                249.3
Provision for income taxes                               91.5                  --                                 91.5
                                                  -----------         -----------                          -----------
    Net income                                    $     157.8         $        --                          $     157.8
                                                  ===========         ===========                          ===========



(a) Finance assets held for investment has been reclassified to the line items Commercial loans, Lease receivables, Reserve for credit losses and Other assets (relating to interests in securitized receivables).

(b) Rental receivables, net, have been reclassified to the line item Lease receivables.

(c) Investment in affiliated companies, Accounts receivable, prepaids and other, and Property and equipment, net have been reclassified to the line item Other assets.

(d) Future income tax asset has been reclassified to the line item Deferred federal income taxes.

(e) Debt has been reclassified to the line items Commercial paper, Variable rate senior notes and Fixed rate senior notes.

(f) Net finance and rental income has been reclassified to the line items Finance income, Interest expense, Fees and other income, Provision for credit losses, and Depreciation on operating lease equipment.

(g) Operating and administrative and Salaries and wages have been reclassified to the line item Salaries and general operating expenses.

(h) Goodwill amortization, depreciation and other expenses have been reclassified to the line items Salaries and general operating expenses (relating to depreciation on property and equipment and the amortization of other intangibles) and Goodwill amortization.

(i) Securitization gains and Syndication fees have been reclassified to the line item Fees and other income.

(j) Gain on sale of finance assets has been reclassified to Fees and other income.

(k)  Gain  on  sale  of  automobile   fleet  leasing   businesses  and  Gain  on
     extinguishment of derivative financial instruments have been reclassified from Fees and other income.

(l) The unaudited consolidated financial statements of Newcourt as of and for the nine months ended September 30, 1999 and the audited consolidated statement of income for the year ended December 31, 1998, were prepared in accordance with accounting principles generally accepted in Canada. Financial statements for Newcourt prior to January 1, 1999 were reported in Canadian dollars. On January 1, 1999, Newcourt changed its reporting currency to U.S. dollars. The primary differences between Canadian and U.S. GAAP, as they relate to Newcourt's financial statements, are the accounting treatment of securitizations and restructuring charges. For the purposes of these unaudited pro forma condensed consolidated financial statements (presented in U.S. dollars as described in Note 1b), adjustments have been made to the balance sheet and income statements of Newcourt as of and for the nine months ended September 30, 1999 and for the year ended December 31, 1998 to conform them to U.S. GAAP. The 1998 adjustments are presented in Note 21 to the audited consolidated financial statements included in Newcourt's Form 6-K for the year ended December 31, 1998. The adjustments for the nine months ended September 30, 1999 have been provided by Newcourt management. The adjustments are summarized in the following table.

                                                                      For the Nine
(Dollars in Millions)                                                 Months Ended          For the Year Ended
Income Statement:                                                  September 30, 1999       December 31, 1998
----------------------------------------------------------------------------------------------------------------
Net income as reported under Canadian GAAP                              $   138.5                $  198.2

Differences in accounting for securitization transactions
   (net of income taxes of $7.5 million for the nine months
   ended September 30, 1999 and $7.1 million for the year
   ended December 31, 1998)                                                 (13.9)                   (9.8)

Differences in accounting for restructuring charge (net of
   income taxes of $12.8 million for the nine months ended
   September 30, 1999 and $19.5 million for the year ended
   December 31, 1998)                                                       (16.9)                  (25.6)

Differences resulting from costs relating to sale of Newcourt
   (net of income taxes of $7.5 million for the nine months
   ended September 30, 1999)                                                (11.2)                     --

Other (net of income taxes of $5.2 million for the nine
   months ended September 30, 1999 and $1.6 million for the
   year ended December 31, 1998)                                             (8.5)                   (5.0)

------------------------------------------------------------------------------------------------------------------
Net income, as reported under U.S. GAAP                                 $    88.0                $  157.8
------------------------------------------------------------------------------------------------------------------


At September 30, 1999 the cumulative effect of the difference between Canadian and U.S. GAAP resulted in a decrease in Total stockholders' equity of $95.9 million, which was recorded as a decrease of $158.6 million to Accounts receivable, prepaids and other and an increase to the Future income tax asset of $62.7 million.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE CIT GROUP
                                        ----------------------------------------
                                        (Registrant)

                                         By: /s/ JOSEPH M. LEONE
                                         ---------------------------------------
                                         Joseph M. Leone
                                         Executive Vice President and
                                         Chief Financial Officer

Dated: January 31, 2000